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                                                                   Exhibit 10.13

                               INDEMNITY AGREEMENT

     This Agreement made and entered into by and between International Paper Company, a New York corporation (herein called the "Company"), and _____________ (herein called "Indemnitee");

     WHEREAS, the Business Corporation Law of the State of New York was amended, effective July 24, 1986, so as to provide that New York business corporations are authorized to indemnify their directors and officers for any judgment, settlement or related expenses for which insurance would be permitted, provided that certain procedural safeguards are met, such as meeting necessary standards of conduct, timely notification to shareholders, and payment pursuant to the authority of the disinterested directors;

     WHEREAS, Section 721 of the Business Corporation Law specifically provides that the indemnification and advancement of expenses granted pursuant to, or provided by, Sections 722 through 725 of that statute shall not be deemed exclusive of any other rights to which a director or officer seeking indemnification or advancement of expenses may be entitled, provided that (1) any agreement providing for such other rights is authorized by the By-laws of the corporation, and (2) no indemnification may be made to or on behalf of any director or officer if a judgment or other final adjudication adverse to the director or officer establishes that his acts were committed in bad faith or were the result of active and deliberate dishonesty and were material to the cause of action so adjudicated, or that he personally gained in fact a financial profit or other advantage to which he was not legally entitled;

     WHEREAS, the By-Laws of the Company were amended on August 8, 1986 so as to authorize the Company to enter into agreements providing that the Company indemnify and advance expenses to its directors and officers;

     WHEREAS, in addition to the indemnification to which directors and officers of the Company were or may have been entitled pursuant to the New York Business




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Corporation Law and the By-Laws of the Company, and as additional consideration for their service, the Company has, in the past, furnished at its expense liability insurance protecting such directors and officers in connection with such service;

     WHEREAS, the Indemnitee has indicated that he does not regard either the indemnities mandated under the New York Business Corporation Law or the liability insurance remaining in effect as adequate to protect him against the risks associated with his service to the Company, and has further indicated that his willingness to serve the Company may be dependent on his obtaining written assurances that he will have at least the same level and degree of protection against personal liability as that formerly provided by insurance; and

     WHEREAS, the Company desires to have the Indemnitee serve as a director of the Company, and to serve at the request of the Company as a director or officer of a subsidiary or other corporation, partnership, trust, joint venture, employee benefit plan, or other enterprise (herein collectively referred to as an "Affiliate" of the Company);

     NOW THEREFORE, in order to induce the Indemnitee to serve the Company and in consideration for his service, the Company hereby agrees to indemnify the Indemnitee as follows:

     1. Agreement to Indemnify. The Company will pay on behalf of the Indemnitee, or will reimburse the Indemnitee for:

     a. All costs and expenses, including reasonable Attorneys' fees and disbursements;

     b.   Payments incurred in settlements or other dispositions; and

     c. Payment of judgments, fines or other amounts determined by a court, governmental body, arbitration panel or similar body




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with respect to threatened or pending claims, actions, appeals, proceedings or investigations brought or conducted by any third party or by or in the right of the Company or an Affiliate of the Company, which are based upon, or related to, Indemnitee's service as a director of the Company or officer or director of an Affiliate of the Company, provided however, no indemnification shall be made to or on behalf of Indemnitee if a judgment or other final adjudication adverse to Indemnitee establishes that (i) Indemnitee's acts were committed in bad faith or were the result of active and deliberate dishonesty and were material to the cause of action so adjudicated, or (ii) Indemnitee personally gained in fact a financial profit or other advantage to which Indemnitee was not legally entitled. Any acts of Indemnitee which constitute intentional illegal conduct shall be presumed to have been committed in bad faith. This right of indemnification shall survive the termination of Indemnitee's service as a director and shall inure to the benefit of Indemnitee and the spouse, heirs, executors and administrators of Indemnitee.

     2. Advance Payment of Expenses. At the request of Indemnitee to the Company, any expenses or other amounts for which the Company may be obligated under Section 1a hereof to indemnify Indemnitee shall be paid by the Company in advance of any final determination of any action or proceeding involving Indemnitee, subject to the understanding and agreement hereby made between Indemnitee and the Company that Indemnitee will promptly repay to the Company any such advance if and to the extent it is ultimately determined, under the procedure set forth in Section 723(b) of the Business Corporation Law of the State of New York, that the Indemnitee is not entitled to indemnification under
Section 1 above.

     3. Application for Indemnification. All claims for indemnification under
Section 1 hereof shall be submitted by Indemnitee to the Company together with substantiation thereof. Substantiation of a claim can be evidence of payment of a claim or evidence of a fixed obligation to pay a claim. Prior to payment of such claims by the Company, the board of directors or shareholders of the Company must, in each specific case, authorize such payment in conformity with the procedural provisions of




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Section 723(b) of the Business Corporation Law of the State of New York. It is
understood and agreed by the Company that the board of directors will (a) if necessary or deemed desirable, appoint independent legal counsel within thirty
(30) days after a claim is submitted, and (b) authorize and pay each such substantiated claim within sixty (60) days of submission to the Company by Indemnitee unless indemnification is prohibited due to the application of subsections (i) and (ii) of Section 1 above. Independent legal counsel shall mean a law firm or a member of a law firm (1) that neither is nor in the past five years has been retained to represent in any material matter the Company or any Affiliate, or Indemnitee or any other party to the proceeding giving rise to a claim for indemnification hereunder, and (2) the appointment of which is agreeable to the Indemnitee, which agreement shall not be unreasonably withheld. Advance payments requested under Section 2 hereof shall be made by the Company upon Indemnitee's request without any requirement of board authorization. The Company shall pay Indemnitee interest at a rate per annum equal to two percentage points above that charged by The Chase Manhattan Bank, N.A., to its prime industrial borrowers on all indemnifiable amounts paid by Indemnitee from the date of such payment.

     4. Witness Expenses. This Agreement shall not in any way limit or affect the Company's power to pay (in advance or otherwise) or reimburse expenses reasonably incurred by the Indemnitee in connection with his appearance as a witness in any action at a time when he has not been formally named a defendant or respondent to such an action.

     5. Enforcement. The Company agrees that its execution of this Agreement shall also constitute a stipulation by which it shall be irrevocably bound in any court in which an action by Indemnitee for enforcement of his rights shall have been commenced that failure of the Company to comply with the provisions of this Agreement will cause irreparable and irremediable injury to Indemnitee, for which a remedy at law will be inadequate. As a result, in addition to any other right or remedy he may have at law or in equity with respect to a




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violation of this Agreement, Indemnitee shall be entitled to injunctive relief directing specific performance by Company of its obligations under this Agreement. In the event that Indemnitee is subject to or intervenes in any legal action in which the validity or enforceability of this Agreement is at issue or institutes any legal action, for specific performance or otherwise, to enforce his rights under, or to recover damages for breach of, this Agreement, Indemnitee shall, within thirty (30) days after written request to the Company therefore (and submission of reasonable evidence of the amount thereof), and unless there is a specific judicial finding that Indemnitee's suit was frivolous, be indemnified by the Company against all costs and expenses (including attorneys' fees and disbursements) incurred by him in connection therewith.

     6. Continuation of Rights and Obligations. All rights and obligations of the Company and the indemnitee hereunder shall continue in full force and effect despite the subsequent amendment or modification of the Company's Certificate of Incorporation or By-Laws, as such are in effect on the date hereof, and such rights and obligations shall not be affected by any such amendment or modification, any resolution of directors or shareholders of the Company, or by any other corporate action which conflicts with or purports to amend, modify, limit or eliminate any of the rights or obligations of the Company and/or of the Indemnitee hereunder, except as hereinafter set forth in Section 7 hereof.

     7. Amendment and Modification. This Agreement may be amended, modified or supplemented only by the written agreement of the Company and the Indemnitee; provided, however, that the Company may at any time unilaterally elect to revoke this Agreement if the board of directors thereof by resolution deems that such revocation would be in the best interest of the Company and its shareholders. In the event of such revocation, the rights and obligations of the Company and of the Indemnitee under this Agreement shall remain in full force and effect, unaffected by such revocation, but only as to any claims of indemnification made, or to be made, by the Indemnitee hereunder arising out of or otherwise




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predicated upon events and/or transactions occurring prior to the effective date of such revocation. The Company shall immediately notify the Indemnitee in writing of any such revocation of this Agreement and such revocation shall be effective when notice thereof is received in the manner provided for in Section 17 of this Agreement.

     8. Other Rights to Indemnification. This Agreement supersedes, cancels and replaces any previous agreement, written or oral, relating to indemnification and advancement of costs and expenses previously entered into between the Company and the Indemnitee. However, the indemnification and advancement of costs and expenses provided by this Agreement shall not be deemed exclusive of any other rights to which Indemnitee may now or in the future be entitled under any provision of applicable law, the Certificate of Incorporation or any By-Law of the Company, or any shareholder resolution, whether as to action in his official capacity or in another capacity while occupying any of the positions or having any of the relationships referred to in this Agreement.

     9. Notice of Proceeding. Indemnitee agrees to notify the Company promptly in writing if Indemnitee becomes aware of any investigation or proceeding which may be covered by this Agreement or if Indemnitee is served with any subpoena, citation, complaint, indictment or other document in a civil or criminal proceeding which may be covered by this Agreement.

     10. Supplement to Insurance. The benefits provided under this Agreement by the Company are intended to supplement whatever insurance coverage does exist and shall be reduced and offset to the extent any losses and expenses are covered and paid to Indemnitee by any insurance maintained by the Company for the benefit of Indemnitee; any insurance proceeds received by Indemnitee which are subject to offset under this Section shall promptly be paid by Indemnitee to the Company.




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     11. Direction of Proceedings. This Agreement shall give the Company no rights to choose attorneys for Indemnitee or otherwise direct or manage proceedings referred to herein on behalf of Indemnitee.

     12. Severability. If any provision or provisions of this Agreement shall be held to be invalid, illegal or unenforceable, or in the event a court of competent jurisdiction determines that any of the provisions of this Agreement contravene public policy in any way, then the remaining provisions of the Agreement (including all portions of any paragraphs of this Agreement that are not themselves invalid, illegal, unenforceable or contrary to public policy) shall remain in effect and shall be construed so as to give effect to the intent to provide a substitute for insurance coverage by extending to the Indemnitee the maximum indemnification permitted by law.

     13. Successor and Assigns. This Agreement shall be binding upon the Company and its successors and assigns, and shall inure to the benefit of Indemnitee and the spouse, heirs, executors and administrators of the Indemnitee.

     14. Counterparts. This Agreement may be executed in two or more counterparts each of which shall for all purposes by deemed to be an original but all of which together shall constitute one and the same Agreement. Only one such counterpart signed by the party against which enforceability is sought needs to be produced to evidence the existence of the Agreement.

     15. Headings; Gender. The headings of the paragraphs of this Agreement are inserted for convenience only and shall not be deemed to constitute part of this Agreement or to affect the construction thereof. Any use of the male or female gender is intended to include both males and females.




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     16. Governing Law. This Agreement shall be construed and enforced in accordance with, and governed by, the laws of the State of New York.

     17. Notices. All notices, requests, demands and other communications hereunder shall be in writing and shall be delivered by hand or mailed by certified or registered mail with postage prepaid:

          (a) If to INDEMNITEE, at the address indicated on the signature page hereof.

          (b)  If to the Company, to
                    International Paper Company
                    400 Atlantic Street
                    Stamford, CT 06921
                    Attention: General Counsel

          (c) Or to such other person or address as may have been furnished in writing by one party to the other party to this Agreement.




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     IN WITNESS WHEREOF, the parties hereto caused this Agreement to be duly executed, effective as of the day and year this Agreement is executed by the Company as set forth below.

                                         INTERNATIONAL PAPER COMPANY


Attest:                                  By:
        ------------------------------       -----------------------------------

Date:

                                         INDEMNITEE:


Attest:
        ------------------------------   ---------------------------------------

Address: